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                                                                  EXHIBIT 10.11

Stock Transfer and Option Termination Agreement dated December 23, 1997 between the Registrant and Daniel E Braun

                 STOCK TRANSFER AND OPTION TERMINATION AGREEMENT


         THIS AGREEMENT is entered into this 23rd day of December, 1997, by and between Daniel E. Braun, individually ("Braun") and Penda Corporation, a Florida corporation ("Penda").


                                   WITNESSETH:

                                      STOCK

         WHEREAS, Braun is the record holder of 16,007.529 shares of common stock, $.01 par value (the "Stock"), of Penda (the "Braun Shares").


         WHEREAS, Braun desires to sell the Braun Shares to Penda, and Penda desires to purchase the Braun Shares, under the terms set forth herein;

                                   IRR OPTIONS

         WHEREAS, Braun and Penda, among others, are parties to a Subscription and Shareholders' Agreement, dated as of March 15, 1994, as amended (the "Shareholders' Agreement");


         WHEREAS, pursuant to Section 12.1 of the Shareholders' Agreement, Braun granted options to certain employees (and former employees) of the Company to purchase an aggregate of 421.054 shares of Common Stock, upon the sale or other disposition for value of Stock by Braun (the "IRR Options Granted by Braun");

         WHEREAS, (i) of the IRR Options Granted by Braun, Braun granted options to purchase 92.632 shares of Stock to himself, and (ii) Braun was granted options to purchase Stock by certain other shareholders of Penda pursuant to
Section 12.1 of the Shareholders' Agreement (the options referred to in clauses
(i) and (ii) are referred to collectively herein as the "IRR Options Held by Braun");

         WHEREAS, Braun and Penda desire to evidence their agreement that, in connection with the transactions contemplated hereby, the IRR Options Held by Braun, if any exist, shall be canceled; and

         WHEREAS, Braun desires to assign to Penda and Penda desires to accept and assume the obligations of Braun (if any) under the Shareholders' Agreement with respect to the IRR Options Granted by Braun;

         NOW, THEREFORE, in consideration of the premises and the consideration hereinafter set forth, the receipt, adequacy, and sufficiency of which consideration is hereby acknowledged, Braun and Penda hereby agree as follows:

         1. Incorporation. The preamble and recitals set forth above are incorporated in and made a part of this Agreement.

         2. Agreement Controlling. In the event of any conflict between the provisions of this Agreement, the Shareholders' Agreement, the Management Options or the Penda Corporation First Amended and Restated Management Stock Option Plan, as amended (the "Plan"), this Agreement shall be controlling.

         3. Sale of Braun Shares. Braun hereby conveys to Penda the Braun Shares, free and clear of any liens or encumbrances of any kind whatsoever. Braun holds of record and owns beneficially the Braun Shares and has good title



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to the Braun Shares, free and clear of any restrictions on transfer, pledges, liens, encumbrances, charges or other security interests (whether or not related to the extension of credit or the borrowing of money), claims, and demands, other than restrictions under applicable securities laws and any of the foregoing which arise under any of the documents referred to in this Agreement. Except to the extent arising under any of the documents referred to in this Agreement, Braun is not a party to any option, warrant, purchase right, or other contract or commitment that could require him to sell, transfer, or otherwise dispose of any Stock. Braun is not a party to any voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of Penda.

         4. Cancellation of IRR Options Held by Braun. Penda and Braun agree that the IRR Options Held by Braun, if any exist, shall be deemed canceled and of no further force and effect.

         5. Assignment and Assumption of IRR Options Granted by Braun. Braun hereby assigns to Penda all of Braun's rights and obligations under the IRR Options Granted by Braun (if any) in accordance with the Article 12 of the Shareholders' Agreement (the "Assumed Obligations"), and Penda hereby assumes and agrees to satisfy and discharge all of the Assumed Obligations.

         6. Consideration. For valid consideration, including but not limited to the sale, assignment, and cancellations set forth above, Penda agrees to pay to Braun the sum of Eight Hundred Fifty Thousand Dollars ($850,000).

         7.       Miscellaneous.

                  (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. The Company and Braun hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of Dade, State of Florida, in any action or proceeding arising out of or relating to this Agreement and each such person hereby irrevocably agrees, on behalf of himself or itself and on behalf of such person's heirs, executors, administrators, successors and assigns, that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Company and Braun further agree that the mailing by certified or registered mail, return receipt requested, to the addresses specified for notice in this Agreement, of any process or summons required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court. In the event that an action or proceeding arising out of or relating to this Agreement shall be commenced in a court described in the second sentence of this Section and such court, by a final and nonappealable order, shall refuse to exercise in personam jurisdiction over the Company or Braun, as the case may be, then the parties hereto shall not be precluded from litigating such action or proceeding in any other court of competent jurisdiction.

                  (c) Successors and Assigns. This Agreement shall be binding upon the Parties, their heirs, executors, administrators, successors and assigns, and the Parties covenant and agree that they and their respective heirs, executors, administrators, successors and assigns will execute any and all instruments, releases, assignments and consents that may be reasonably required of them to more fully execute the provisions of this Agreement.

                  (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall serve as an original for all purposes, but all copies of which shall constitute one and the same Agreement.

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                  (e) Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions thereof.

                  (f) Amendments and Waivers. No provision of this Agreement may be amended or waived without the prior written consent of the Parties.

                  (g) Entire Agreement. This Agreement constitutes the entire Agreement of the parties hereto with respect to the transactions contemplated hereby.

                  (h) No Third Party Beneficiary. Except for the Company and Braun and their respective heirs, executors, administrators, successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

                  (i) Further Assurances. Each party agrees to execute such further and other assurances and to do such other acts as each party may reasonably require to implement the intentions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written:


DANIEL E. BRAUN


________________________________(SEAL)


PENDA CORPORATION


By:___________________________________
         Leo Waner, Vice President &
         Chief Financial Officer




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